Exhibit 5.1

McCarthy Tétrault LLP Suite 4000, 421 7th Avenue SW Calgary AB T2P 4K9 Canada

March 27, 2025

SNDL Inc. #300, 919 – 11 Avenue SW Calgary, Alberta T2R 1P3 Canada

Dear Sirs/Mesdames:

Re:	SNDL Inc. – Registration Statement on Form S-8

We are acting as Canadian counsel to SNDL Inc. (the “Corporation”), a corporation originally incorporated and subsequently amalgamated pursuant to the Business Corporations Act (Alberta), in connection with the registration made pursuant to the Form S-8 (the “Registration Statement”), filed by the Corporation with the Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the number of common shares of the Corporation as specified in the Registration Statement (the “Shares”). This opinion letter is being delivered in connection with the Registration Statement, to which it appears as an exhibit, in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K of the Securities Act.

Scope of Review

We understand that the Shares are to be issued to certain directors, officers, employees and advisors of the Corporation, as described in the Registration Statement, pursuant to the terms of the Corporation’s Restricted and Performance Share Unit Plan (the “Plan”), substantially in the form filed as an exhibit to the Registration Statement.

We have examined such statutes, public records, corporate records and documents, have considered such matters of law and have made such enquiries of officers of the Corporation and other persons as we have considered appropriate or necessary as the basis of the opinions expressed herein.

In all such examinations we have assumed:

(a)	the genuineness of the signatures of and the authority of the persons signing documents examined by us;
(b)	the authenticity of all documents examined by us which were submitted to us as originals;
(c)	the conformity to authentic original documents of all documents examined by us which were submitted to us as certified, conformed, facsimile or photostatic copies of original documents and of all documents electronically retrieved; and
(d)	that the minute books, including the securities registers, of the Corporation reviewed by us are complete and accurate in all respects.

As to various questions of fact material to such opinions which were not independently established, we have relied upon the Officer’s Certificate (as defined herein), government officials, regulatory authorities and certain other persons. In particular, we have relied as to certain matters of fact on:

(a)	a certificate dated March 27, 2025 of an officer of the Corporation as to certain factual matters relating to the Corporation (the “Officer’s Certificate”);
(b)	the Registration Statement; and

(c)	the Plan.

While we have not performed an independent check or verification of all of the facts set out in such documents, nothing has come to our attention that leads us to believe that such documents or certificates are incorrect in any way. Other than our review of the Officer’s Certificate and the Plan, and our current files for the Corporation related to this matter and inquiries of lawyers of our firm who are responsible for files related to the Corporation, we have not undertaken any special or independent investigation to confirm the accuracy of the facts contained in such materials or to determine the existence or absence of any other facts or circumstances relating to the Corporation.

Qualifications and Assumptions

Our opinion is given to you as of the effective date of the Registration Statement as determined by the SEC and we disclaim any obligation to advise you of any change after such date in or affecting any matter set forth herein.

Applicable Law

The opinions expressed below are limited to the laws of the Province of Alberta and the federal laws of Canada applicable therein, as such laws exist and are construed as at the date hereof.

Opinions

Based and relying on the foregoing, and subject to the qualifications and assumptions herein set forth, we are of the opinion that the Shares have been duly authorized and, when such Shares are issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

This opinion is rendered to you in connection with the filing of the Registration Statement with the SEC and may not be relied upon by you for any other purpose without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Corporation, the Registration Statement or the Shares. Whenever our opinion refers to securities of the Corporation, whether issued or to be issued, as being “fully paid”, no opinion is expressed as to the adequacy of any consideration received by the Corporation therefor.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

This opinion is given solely for the use and benefit with respect to the Registration Statement, and may not be relied on by, nor may copies be delivered to any other person without our prior express written consent.

Yours truly,

/s/ McCarthy Tétrault LLP